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Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Vista Medical Technologies, Inc. for the registration of 10,573,497 shares of its common stock and to the incorporation by reference therein of our report dated March 2, 2004, with respect to the consolidated financial statements and schedule of Vista Medical Technologies, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

                      /s/ Ernst & Young LLP

Boston, Massachusetts
June 23, 2004

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CONSENT OF INDEPENDENT AUDITORS